EXHIBIT 99.1

Single Security Calculator.
Security ID: WAMU 05AR5 A1

Deal	WAMU 05AR5	Curr Bal	121,495,000
Description	Floater,Senior	Effv Band	N/A
Coupon	4.842%	Factor	1.00000000

Collateral	Collat	Cpn	WAC	WAM	WALA	Vintage As Of
WL	4.68	5.106	360	N/A	2005	4/05

Settle=04/26/05

	10 CPR	20 CPR	25 CPR	30 CPR	40 CPR
Price	100-13+	100-13+	100-13+	100-13+	100-13+

Yield	4.391	4.056	3.883	3.704	3.331
Lib Static Sprd	29	29	22	13	-10
Avg Life	1.290	0.632	0.500	0.411	0.300
LT CPR	10.0	20.0	25.0	30.0	40.0

Analyze this security with your own scenarios on the GS Financial Workbench:
https://www.gs.com/fi/mortgages/calculators/mtgweb.cgi/st?k=17eXO0nywA

GS Users can use the internal site:
http://mtgweb.fi.gs.com:8100/st?k=17eXO0nywA

Market Levels	Pricing Date	1mo	3mo	6mo	1yr	2yr	5yr	10yr	30yr

US Treasury	04/01/05	2.733	3.040	3.223	3.737	4.125	4.452	4.730
R/T	(1:59 PM)	2.745	3.098	1.770	3.717	4.107	4.442	4.724
LIBOR/Swap	04/01/05	2.870	3.120	3.385	3.810	4.152	4.580	4.914	5.245

Note: All calculations except R/T Intrp Spread and R/T Sprd/Bnch are based on 04/01/05 close market levels.

The attached tables and other statistical analyses (the "Computational Materials") have been prepared and furnished to you Goldman Sachs & Co.  The issuer of the securities did not participate in the preparation of these Computational Materials and the issuer has not independently verified their accuracy or completeness.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected therein.  As such, no assurance can be given as to the Computational Materials' appropriateness in any particular context, nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  Neither Goldman Sachs & Co.  nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Prospective investors in the securities should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission because they contain important information.  Such documents may be obtained without charge at the Securities and Exchange Commission's website.  Although a registration statement (including the Base Prospectus) relating to the securities discussed in this communication has been filed with Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the Securities and Exchange Commission.  The Computational Materials do not include all of the information required to be included in the final prospectus supplement.  Once available, a final prospectus and prospectus supplement may be obtained without charge by contacting the Goldman Sachs & Co. at 212-902-1171, or by contacting Washington Mutual Mortgage Securities Corp. at 847-548-6500.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities, discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

Please be advised that the securities herein may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks.  Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Goldman Sachs & Co. and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options).